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                                                               Exhibit 23-a






                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 of Southwestern Bell Capital Corporation and SBC Communications Inc. and related Prospectus for the registration of debt securities, preferred stock, depositary shares, and common stock of SBC Communications Inc. and debt securities of Southwestern Bell Capital Corporation having an aggregate maximum public offering price of $3,000,000,000 and to the incorporation by reference therein of our reports dated February 10, 1995 with respect to the consolidated financial statements of SBC Communications Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP


San Antonio, Texas
May 5, 1995